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EXHIBIT 8.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction
Cardiome, Inc. (formerly Paralex, Inc.)	Delaware, United States
Rhythm-Search Developments Ltd.	British Columbia, Canada

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  EXHIBIT 8.1
SUBSIDIARIES OF THE REGISTRANT